Exhibit 10.2

Execution Version

FIFTH AMENDMENT AND LIMITED WAIVER TO SECOND LIEN CREDIT AGREEMENT

This FIFTH AMENDMENT AND LIMITED WAIVER TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) dated effective as of May 4, 2015, is entered into by and among LRE OPERATING, LLC, a Delaware limited liability company (“Borrower”), LRR ENERGY, L.P., a Delaware limited partnership (“Parent”), the financial institutions party to the Credit Agreement referenced below (each a “Lender” and collectively, the “Lenders”), and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation, as administrative agent for the benefit of the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Parent, Administrative Agent and the Lenders have entered into that certain Second Lien Credit Agreement dated as of June 28, 2012, as amended by that certain First Amendment dated effective March 21, 2013, as amended by that certain Second Amendment dated effective February 12, 2014, as amended by that certain Third Amendment dated effective June 6, 2014 and as amended by that certain Fourth Amendment dated effective October 1, 2014  (as further amended, modified or restated from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend the Credit Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties to this Amendment hereby agree as follows:

SECTION 1.        Terms Defined in Credit Agreement.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, and as may be further amended, modified or restated, is hereinafter called the “Agreement”.

SECTION 2.        Amendments to Credit Agreement.  Subject to the satisfaction (or waiver in accordance with Section 12.02 of the Credit Agreement) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a)           The following definitions are replaced or added to Section 1.02 of the Credit Agreement in the appropriate alphabetical order as set forth below:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended.

“Asset Coverage Test Date” means (i) the “as of” date for each Reserve Report delivered under Section 8.12 (a) or (b), (ii) the date of any Material Acquisition or Material Disposition or (iii) the date selected by the Administrative Agent pursuant to Section 8.13(c).

“Conforming Borrowing Base” means at any time, the amount determined by the First Lien Agent and First Lien Lenders to be the “Conforming Borrowing Base” in accordance with

Section 2.07 of the First Lien Credit Agreement, as redetermined or otherwise adjusted from time to time.

“Fifth Amendment” means that certain Fifth Amendment and Limited Waiver to Second Lien Credit Agreement dated as of May 4, 2015, among the Borrower, the Parent, Administrative Agent and the Lenders party thereto.”

“Fifth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Fifth Amendment have been satisfied or waived in accordance Section 12.02.”

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“VNR Merger Agreement” means that certain Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, a Delaware limited liability company, Lighthouse Merger Sub, LLC, a Delaware limited liability company, Lime Rock Management LP, a Delaware limited partnership, Lime Rock Resources A, L.P., a Delaware limited partnership, Lime Rock Resources B, L.P., a Delaware limited partnership, Lime Rock Resources C, L.P., a Delaware limited partnership, Lime Rock Resources II-A, L.P., a Delaware limited partnership, Lime Rock Resources, II-C, L.P., a Delaware limited partnership, the Parent and the General Partner, in the form attached as Exhibit 2.1 to the Form 8-K filed with the SEC on April 22, 2015.”

(b)           Section 1.02 of the Credit Agreement is amended as follows:

(i)       The definition of “LIBO Rate” is amended to add the following sentence at the end thereof: “Notwithstanding the foregoing, in no event shall the LIBO Rate be less than zero.”

(ii)      The definition of “Applicable Margin” is amended and restated in its entirety to read as follows:

“Applicable Margin” means, for any day and for each period, with respect to any ABR Loan or Eurodollar Loan, the rate per annum set forth in the Applicable Margin Grid below:

Period	Eurodollar Loan Margin	ABR Loan Margin
Effective Date to March 31, 2013	5.50%	4.50%
April 1, 2013 to December 31, 2013	7.00%	6.00%
December 31, 2013 to September 30, 2015	8.50%	7.50%
After September 30, 2015	9.50%	8.50%

Each change in the Applicable Margin shall apply during the Period commencing on the effective date of such change and ending on the date immediately preceding the next Period.

(c)           Section 3.06 is added to the Credit Agreement as follows:

“Section 3.06    Amendment Fees.  Borrower agrees to pay to the Administrative Agent, for the account of each Lender that is then party to the Credit Agreement, on a pro rata basis in accordance with such Lender’s respective Percentage Share of the Aggregate Maximum Credit Amounts, an amendment fee of (a) four (4) basis points times the Aggregate Maximum Credit Amounts (i.e., $20,000) on the Fifth Amendment Effective Date and (b) 21 basis points times the Aggregate Maximum Credit Amounts (i.e., $105,000) on October 1, 2015, unless all Obligations outstanding have been paid in full on or before September 30, 2015.”

(d)           Section 7.22 is amended and restated in its entirety as follows:

“Section 7.22    Anti-Corruption Laws and Sanctions.  The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower, their Subsidiaries and their respective officers and employees, and to the knowledge of the Parent or the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Parent, the Borrower, their Subsidiaries or to the knowledge of the Parent, the Borrower or such Subsidiary, any of their respective directors, officers or employees or (b) to the knowledge of the Parent or the Borrower, any agent of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Borrowing, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.”

(e)           Sections 7.23 and 7.24 are deleted in their entirety.

(f)            Section 8.01(c) of the Credit Agreement is amended by replacing the reference to “Section 9.01” with “Section 9.01(a) and (b)” and adding a new sentence at the end of Section 8.01(c) as follows:

“(c)     Within ten (10) days of the delivery of a Reserve Report, a Material Acquisition, a Material Disposition or an Asset Coverage Test Date selected by the Administrative Agent pursuant to Section 8.13(c), a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating compliance with Section 9.01(c).”

(g)           Section 8.02 of the Credit Agreement is amended by: (i) deleting the “and” at the end of clause (c) thereof; (ii) deleting the period at the end of clause (d) and replacing it with “; and”; and (iii) adding a new clause (e), to read as follows:

“(e)     the termination of the Merger Agreement.”

(h)           Section 8.09 is amended by adding the following sentence at the end thereof:

“The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, the Borrower, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

(i)            Section 8.14 is amended by replacing each reference to “80%” appearing therein with “90%”.

(j)            Section 9.04(a)(iv)  is amended and restated in its entirety as follows:

“(iv) (A) prior to October 1, 2015, the Parent may make Restricted Payments of Available Cash to holders of its Equity Interests in compliance with the terms of its Organizational Documents in an aggregate amount for all such Restricted Payments made after the Fifth Amendment Effective Date not to exceed $10,600,000, in each case only so long as no Event of Default has occurred and is continuing or would result therefrom and (B) on or after October 1, 2015, the Parent may make Restricted Payments of Available Cash to holders of its Equity Interests in compliance with the terms of its Organizational Documents, in each case only so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) after giving effect to such Restricted Payment, the difference of (x) the total Commitments (as defined in the First Lien Credit Agreement) (i.e., the lesser of the Aggregate Maximum Credit Amounts (as defined in the First Lien Credit Agreement) and the then effective Borrowing Base) minus (y) the total Revolving Credit Exposure (as defined in the First Lien Credit Agreement) is equal to or greater than 15% of the Conforming Borrowing Base then in effect.”

(k)           Section 12.02(b)(vi) is amended by replacing the reference to “80%” therein with “90%”.

SECTION 3.        Limited Waiver to Credit Agreement.  Subject to the conditions precedent set forth in Section 4 hereof, each of the Lenders party hereto agrees to waive any Default or Event of Default existing pursuant to Section 9.01(c) of the Credit Agreement, but only as to the Asset Coverage Test Date of December 31, 2014.

SECTION 4.        Conditions of Effectiveness.  The obligations of Administrative Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment or waiver in writing of the following conditions precedent:

(a)           Borrower, Parent and each Lender shall have delivered to Administrative Agent multiple duly executed counterparts of this Amendment;

(b)           Borrower shall have delivered to Administrative Agent a fully executed and effective copy of the Fifth Amendment to First Lien Credit Agreement;

(c)           Borrower shall have delivered to Administrative Agent evidence, reasonably satisfactory to Administrative Agent, that the Mortgaged Properties represent at least 90% of the total value of the Proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production;

(d)           Administrative Agent shall have received a fully executed and effective copy of the Consent to Intercreditor Agreement dated as of even date herewith, executed by and among Administrative Agent and the First Lien Agent in form and substance reasonably satisfactory to Administrative Agent;

(e)           Borrower shall have paid to Administrative Agent, for the account of each Lender party hereto, the fee described in Section 3.06(a) of the Credit Agreement and Administrative Agent shall have received all other fees, expenses and other amounts due and owing to Administrative Agent and the Lenders, including, without limitation, the amounts described more fully in Section 7 hereof;

(f)            no Material Adverse Effect shall have occurred; and

(g)           except to the extent waived by this Amendment, no Default or Event of Default shall have occurred.

SECTION 5.        Representations and Warranties.  Each of Borrower and Parent represents and warrants to Administrative Agent and the Lenders, with full knowledge that the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a)           the representations and warranties of the Loan Parties set forth in the Agreement and in the other Loan Documents shall be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) on and as of the date first written above except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date first written above such representations and warranties shall continue to be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of such specified earlier date; and

(b)          except to the extent waived by this Amendment, before and after giving effect to this Amendment, no Default or Event of Default will exist.

SECTION 6.        Reference to and Effect on the Agreement.  Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

SECTION 7.        Cost, Expenses and Taxes.  Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of Administrative Agent and the Lenders, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 8.        Extent of Amendment.  Except as otherwise expressly provided herein, neither the Agreement nor the other Loan Documents are amended, modified, waived or affected by this Amendment.  Borrower and Parent each hereby ratifies and confirms that:

(a)           except as expressly amended or waived hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect and each of the Loan Documents to which it is a party are and remain legal, valid and binding obligations of the parties enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)                  the Mortgaged Property and the Collateral (as defined in that certain Guaranty Agreement) is unimpaired by this Amendment and any and all liens, security interests and other security or Collateral now or hereafter held by Administrative Agent or the Lenders as security for payment and performance of the obligations are hereby renewed and carried forth to secure payment and performance of all of the Indebtedness; and

(c)                  nothing in this Amendment implies any obligation on the part of Administrative Agent or the Lenders, and neither Administrative Agent nor the Lenders shall be obligated, at any time, to grant further amendments or waivers.

SECTION 9.        Claims.    As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, each of Borrower and Parent represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of any Loan Party to Administrative Agent or the Lenders.

SECTION 10.      Waiver and Release.  In consideration of the agreements contained herein, the Borrower and the Parent hereby forever waive, discharge and release each of the Lenders, the Administrative Agent, and each of their respective officers, directors, agents and employees and its affiliates, successors, assigns, shareholders and controlling persons (collectively, the “Released Persons”) from any and all claims (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment), demands, liabilities, damages, actions and causes of actions, whether in law or in equity, of whatsoever nature and kind, whether known or unknown, that the Borrower or the Parent had or has against the Released Persons, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby or hereby, but only to the extent arising on or before the date of this Fifth Amendment; provided, however, it is expressly acknowledged and agreed that such waiver, discharge and release does not apply to, nor shall impair in any respect, any other arrangements or agreements, apart from of the Credit Agreement, between or among the Borrower or the Parent, or any Subsidiary, on the one hand and any one or more Released Persons on the other hand, even if such arrangement or agreement may be referred to in or secured by the Credit Agreement or another Loan Document.

SECTION 11.      Counterparts; Integration. Sections 12.06(a) (Counterparts) and 12.06(b) (Integration) of the Credit Agreement are hereby incorporated into this Amendment, mutatis mutandis, as a part hereof for all purposes.

SECTION 12.      GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply. SECTIONS 12.09(b) (JURISDICTION) AND 12.09(c) (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED INTO THIS AMENDMENT, MUTATIS MUTANDIS, AS A PART HEREOF FOR ALL PURPOSES.

SECTION 13.      Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 14.      No Waiver.  Borrower and Parent each agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Administrative Agent and the Lenders, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by Administrative Agent or the Lenders, nor any other action or inaction on behalf of Administrative Agent or the Lenders (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Administrative Agent or the Lenders or a waiver of any of the rights or remedies of Administrative Agent or the Lenders provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

BORROWER:

LRE OPERATING, LLC,
a Delaware limited liability company

By:	/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	CFO

PARENT:

LRR ENERGY, L.P.,

a Delaware limited partnership

By: LRE GP, LLC, its general partner

By:	/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	CFO

ADMINISTRATIVE AGENT:

WELLS FARGO ENERGY CAPITAL, INC.,

a Texas corporation, as Administrative Agent

By:	/s/ Christopher C. Carter
Name:	Christopher C. Carter
Title:	Managing Director

LENDER:

WELLS FARGO BANK, N.A.,

as a Lender

By:	/s/ Christopher C. Carter
Name:	Christopher C. Carter
Title:	Managing Director

Signature Page to Fifth Amendment and Limited Waiver to Credit Agreement